ESCROW AGREEMENT

                                 Public Offering

                Spencer Edwards, Inc. - Best Efforts Underwriter


         THIS ESCROW AGREEMENT made and entered into this ____ day of ____, 2007, by and between CHINA AGRI-BUSINESS, INC., located at 11 East 86th Street, New York, NY 10028 (hereinafter called the Issuer or the Company), Spencer Edwards, Inc., an NASD Regulation, Inc. member broker dealer located at 6041 South Syracuse Way, Suite 305, Greenwood Village, Colorado 80111 (hereinafter called Underwriter), and Wells Fargo Bank, N.A., c/o Corporate Trust & Escrow Services, 1740 Broadway, MAC C7300-107, Denver, CO 80274 (hereinafter called the Escrow Agent).


         WITNESSETH THAT:

         WHEREAS, Issuer proposes to issue, and has engaged Underwriter to offer and sell by public offering (the "Public Offering"), pursuant to the registration provision of the Securities Act of 1933, as amended (the "Act") provided by Form SB-2 thereunder, Units consisting of duly authorized $0.001 par value Common Stock of the Company and warrants to purchase $0.001 par value Common Stock of the Company on a "best efforts" basis. Each Unit shall consist of (i) one share of $0.001 par value Common Stock of the Company, (ii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $1.50 per share (the "$1.50 Unit Warrants"), and (iii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $2.00 per share (the "$2.00 Unit Warrants"). The $1.50 Unit Warrants shall be exercisable for a period of three years from the date of issuance. The $2.00 Unit Warrants shall be exercisable only if the holder of such Warrant has exercised and paid to the Company the exercise price of the $1.50 Warrants in full. If they become exercisable, the $2.00 Unit Warrants will remain exercisable for a period of three years from the date of issuance. The warrants contain a call provision, as described in the Registration Statement, which will require, upon 30 days notice to the record holder of the Unit Warrants, that the holder exercise the Unit Warrants or forfeit the right to exercise them at the end of the 30-day period. The maximum Units offered pursuant to this offering is 1,000,000 Units for a total sales price of $1,000,000. The minimum Units offered pursuant to this offering is 300,000 Units for a total sales price of $300,000; and

         Underwriter has agreed to use its best efforts to effect the sale of such interests pursuant to the final Offering Prospectus prepared by the Company, a copy of which will be incorporated by reference hereto; and

         WHEREAS, the parties wish to enter into an agreement pursuant to which the gross proceeds from up to 1,000,000 Units sold in the Public Offering would be impounded in escrow, which gross proceeds may be released to the Company only in the event of the sale of the first 300,000 Units within the time set forth herein and otherwise the escrowed gross proceeds are to be returned by the Escrow Agent to the subscribers of the Units; and

         WHEREAS, the Issuer, the Underwriter and the Escrow Agent desire to enter into an agreement with respect to the said escrow of proceeds;

         NOW THEREFORE, in consideration of the premises and agreement set forth herein, the parties hereto agree as follows;

         1. The Underwriter (the Company's sales agent) shall deliver to the Escrow Agent, promptly upon receipt thereof, all proceeds from the sale of up to 1,000,000 Units in the Public Offering at an initial offering price of $1.00 per Unit (a total of $1,000,000) (the "Investor Funds"), together with a written account of each sale, which account shall set forth, among other things, the names and addresses of the purchasers, the number of Units purchased by them, the amount paid therefor, the date of the sale, and whether the consideration received was in the form of cash or evidenced by a check.


         2. All proceeds received from the sale of the securities subject to this Escrow Agreement shall be promptly delivered to the Escrow Agent for deposit in a non-interest bearing escrow account. During the term of this Escrow Agreement, the Issuer and the Underwriter shall cause all checks received by them in payment of such securities to be payable to Wells Fargo Bank, N.A. for the benefit of CHINA AGRI-BUSINESS, INC. Escrow Account . Funds may also be directly delivered by wire to Corporate Clearing Trust, Wells Fargo Bank, N.A. via Routing Number 121000248 and the escrow account number.


         In the event that any checks deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Issuer shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Issuer.

         3. The Issuer and the Underwriter shall furnish the Escrow Agent simultaneously with each deposit the names, addresses, tax identification number and respective amounts paid by each purchaser whose funds comprise the deposit. The information comprising the identity of investors shall be provided to the Escrow Agent in the format set forth in the List of Investors, attached hereto as Exhibit B. The Escrow Agent shall prepare and deliver to the Issuer and the Underwriter, at their respective addresses, a report upon the close of each month commencing with the date of the Escrow Agreement, showing the account activity during the month and the total amount on deposit in the escrow account at the end of each such period and the names, addresses, and respective amounts paid by each purchaser whose funds comprise the month end balance.

         4. The Escrow Agent shall accept said deposits upon the terms set forth herein and shall treat the funds so deposited as funds in escrow. All proceeds so deposited shall remain the property of the subscribers and shall not be subject to any liens or charges by the Escrow Agent or judgments or creditors' claims against the Issuer until released to the Issuer as hereinafter provided. However, no purchasers shall be entitled to any refund of their subscription unless the minimum offering of 300,000 Units or $300,000 is not achieved.

         5. The minimum Units offered pursuant to this offering is 300,000 Units for a total sales price of $300,000. Gross proceeds may be released to the Company only in the event of the sale of the first 300,000 Units within the time set forth herein. Thereafter, Funds will be released from escrow on the last business day of each week or as otherwise mutually agreed by the Issuer and the Underwriter in a writing delivered to the Escrow Agent and paid as follows: (i) on the first $300,000, ninety-two percent (92%) to the Issuer and eight percent (8%) to the Underwriter; and (ii) for amounts thereafter, eighty-nine percent (89%)] to the Issuer and eleven percent (11%) to the Underwriter, at their respective addresses or by wire or electronic transfer to accounts specified by the Issuer and Underwriter. By agreement of the Underwriter and the Issuer, the Underwriter may be reimbursed for costs advanced on behalf of the Issuer from escrow proceeds otherwise payable to the Issuer pursuant to the distribution schedule above.

         6. The escrow period shall begin on the date of this Escrow Agreement and shall terminate on the earliest of the following dates: (1) when the total amount deposited in the escrow account reaches the maximum offering amount of $1,000,000, or (2) the termination date as stated in the final offering Prospectus (the offering termination date), unless the offering is extended for such additional period, not to exceed 60 days in all, in accordance with the terms of the Offering Prospectus at the sole discretion of the Issuer.

         7. In the event the Escrow Period terminates pursuant to Paragraph 6 before the minimum of 300,000 Units is sold for a total sales price of $300,000, the Escrow Agent, as promptly as possible, but in no event later than five (5) business days after such termination and on the basis of its records, shall return to each of the purchasers of the Units the amounts paid by them for the purchase of the Units and collected by the Escrow Agent, without interest and with no deductions. Each amount paid or payable to each purchaser pursuant to this paragraph shall be deemed to be the property of each purchaser, free and clear of any or all claims of the Issuer or of any of its creditors, and the respective agreements to purchase the Units made and entered into in the Public Offering shall thereupon be deemed to be canceled without any further liability of said purchasers to pay for the Units purchased. The Escrow Agent shall be required to make such payment only to the person named in the written account of each sale to be furnished by the Issuer and the Underwriter pursuant to Paragraph 1 and 3 hereof at the address given in the written account provided thereunder. With regard to any funds payable to purchasers of Units which the Escrow Agent cannot disburse to said purchasers because the address given in the written account provided pursuant to Paragraph 1 and 3 hereof is defective, the Escrow Agent shall at its option and sole discretion either: (a) deposit said funds with the Clerk of the United States District Court for the District Court of the Escrow Agent's choosing, and interplead the parties hereto, or (b) retain such funds until a valid determination regarding such purchaser can be made. Upon so depositing such funds and filing its complaint in interpleader under subparagraph (a), the Escrow Agent shall be completely discharged and released from all further liability or responsibility under the terms hereof. If the Escrow Agent elects to invoke subparagraph (a), the parties hereto, for themselves, their heirs, successors and assigns, do hereby submit themselves to the jurisdiction of the agent for service of all process in connection with the proceeding mentioned in this paragraph.

         8. The Issuer agrees to pay the Escrow Agent a reasonable fee attached hereto as Exhibit A for its services under this Escrow Agreement, which fee and other terms and standard conditions for Escrow Agent's services may be fixed by a separate agreement, but the agreement herein to pay such reasonable fees is deemed to be full and valid consideration to the Escrow Agent for its services hereunder; however, in the event that the conditions for the disbursement of funds under the Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Escrow Agreement, or there is any assignment of interest in the subject matter of the Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Issuer. No such fee, reimbursement for costs, or indemnification for any damages incurred by the Escrow Agent shall be paid out of or chargeable to the funds on deposit in the escrow account.


         9. The escrow account shall not earn interest income. The balance of the escrow account shall be in cash and uninvested. No tax reporting will be required of the Escrow Agent.


         10. Until the terms of this Agreement have been met and the funds hereunder released to the Issuer, the Issuer may not issue any certificates or other evidences of securities, except subscription agreements.

         11. The sole duty of the Escrow Agent shall be to receive Investor Funds and hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Issuer or the Underwriter is complying with the requirements of this Escrow Agreement, the Offering or applicable law in tendering the Investor Funds to the Escrow Agent. No other agreement entered into between the parties, or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be referred to herein or deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof, and the Escrow Agent's rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Public Offering or any other agreement between the Underwriter and the Issuer. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in this Escrow Agreement. Concurrent with the execution of this Escrow Agreement, the Issuer shall deliver to the Escrow Agent an authorized signers C-1 form and the Underwriter shall deliver to the Escrow Agent an authorized signers C-2 form. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

The Escrow Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Escrow Agent's gross negligence or willful misconduct was the primary cause of loss. The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any other person by reason of this Escrow Agreement, except as otherwise stated herein, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent. In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that any controversy should arise with respect to this Escrow Agreement the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties. In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action. The parties agree that the Escrow Agent has no role in the preparation of the offering documents, has not reviewed any such documents and makes no representations or warranties with respect to the information contained therein or omitted therefrom. The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the offering documents or the issuance, offering or sale of the securities. The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Issuer, that being the sole obligation and responsibility of the Issuer.

         12. The Issuer and Underwriter jointly and severally hereby indemnify and hold harmless the Escrow Agent from and against any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to the Escrow Agreement or any transaction to which the Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct of the Escrow Agent.

         13. Except as otherwise provided in the Escrow Agreement, no party hereto shall assign the Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. The Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

         14. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof.

         15. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

         16. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

         17. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

         18. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument. Facsimile copies of this Escrow Agreement will be deemed originals.

         19. Escrow Agent may resign upon 30 days advance written notice to the parties hereto. If a successor Escrow Agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent or interplead the Investor Funds with such court, whereupon Escrow Agent's duties hereunder shall terminate.

         The Issuer, the Underwriter and Escrow Agent have entered into this Escrow Agreement on the day, month and year above written.

                                 ISSUER:
                                 CHINA AGRI-BUSINESS, INC.

                                 By:      ___________________________
                                          Xiaolong Zhou
                                 Its:     CFO

                                 UNDERWRITER:
                                 SPENCER EDWARDS, INC.

                                 By:      __________________________
                                          Gordon Dihle
                                 Its:     President

                                 ESCROW AGENT
                                 Wells Fargo Bank, National Association

                                 By:      __________________________
                                          Tong G. Patten
                                Its:     Vice President

                                    Exhibit A

  WELLS
  FARGO
                        Schedule of Fees for Services as
                                Escrow Agent for

                              SPENCER EDWARDS, INC

ACCEPTANCE FEE:                                                       $250.00

         A one-time charge covering review and negotiation of documents with underwriter, issuer and attorneys and account set up.

ESCROW AGENT COUNSEL:                                         NONE ANTICIPATED

         Wells Fargo does not anticipate using outside counsel to review transaction documents. This assumes that an opinion of Trustee Counsel will not be required. Should a legal opinion from the trustee be required, Wells Fargo will engage necessary counsel with fees for such services billed at cost.

ANNUAL ADMINISTRATION FEE:                                          $1,000.00

         Payable at closing and annually thereafter. Compensates Wells Fargo for normal agent administrative duties.

OUT-OF-POCKET EXPENSE:                                                 AT COST

         Wells Fargo reserves the right to bill at cost for out-of-pocket expenses such as express mail, wire charges and travel expenses, if required, incurred in connection with a non-Denver, CO closing.

NOTE: The transaction underlying this proposal, and all related legal documentation, is subject to review and acceptance by Wells Fargo Bank in accordance with industry standards. Should the actual transaction materially differ from the assumptions used herein, Wells Fargo Bank reserves the right to modify this proposal.


THE ABOVE-REFERENCED FEES ARE SUBJECT TO UPDATE ON THE DATE OF THE ESCROW AGREEMENT.

                                    Exhibit B

                                LIST OF INVESTORS


         Pursuant to the Escrow Agreement dated __ ___, 2007 by and between CHINA AGRI-BUSINESS, INC. (hereinafter called the Issuer), Spencer Edwards, Inc., an NASD Regulation, Inc. member broker dealer (hereinafter called Underwriter), and Wells Fargo Bank, National Association (the "Escrow Agent"), the Issuer and Underwriter hereby certify that the following Investors have paid money for the purchase of Units consisting of (i) one share of $0.001 par value Common Stock of the Company, (ii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $1.50 per share (the "$1.50 Unit Warrants"), and (iii) one warrant to purchase one share of the Company's $0.001 par value Common Stock at an exercise price of $2.00 per share (the "Units"), and the money has been deposited with the Escrow Agent:


1.       Name of Investor
         Address
         Tax Identification Number
         Amount of Units subscribed for
         Amount of money paid and deposited with Escrow Agent

2.       Name of Investor
         Address
         Tax Identification Number
         Amount of money paid and deposited with Escrow Agent